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                                                                    Exhibit 11.1

                          Computation of Per Share Earnings

               For the Three Month Periods Ended June 30, 1996 and 1995

                                                 1996                1995
                                                  ----                ----
PRIMARY NET INCOME PER SHARE

Average shares outstanding                     7,456,844           4,666,667

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using average market price              463,718                  --
                                               ---------           ---------
Total                                          7,920,562           4,666,667
                                               ---------           ---------
Net income                                      $373,955            $164,214
                                               ---------           ---------
                                               ---------           ---------
Primary net income per share                       $0.05               $0.04
                                               ---------           ---------
                                               ---------           ---------

FULLY DILUTED NET INCOME PER SHARE

Average shares outstanding                     7,456,844           4,666,667

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using ending market price               463,718                  --
                                               ---------           ---------
Total                                          7,920,562           4,666,667
                                               ---------           ---------
Net income                                      $373,955            $164,214
                                               ---------           ---------
                                               ---------           ---------
Fully diluted net income per share                 $0.05               $0.04
                                               ---------           ---------
                                               ---------           ---------
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